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                                                                     EXHIBIT 8.1

                [CLEARY, GOTTLIEB, STEEN & HAMILTON LETTERHEAD]

                                January 13, 1998

Coast Savings Financial, Inc.
1000 Wilshire Boulevard
Los Angeles, California 90017-2457

Ladies and Gentlemen:

     We have acted as special counsel to Coast Savings Financial, Inc. in connection with the Registration Statement of the Coast Federal Litigation Contingent Payment Rights Trust on Form S-4 filed with the Securities and Exchange Commission on January 13, 1998 (the "Registration Statement") and hereby confirm to you our opinions, set forth under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus included in the Registration Statement, under currently applicable law.

     We hereby consent to the use of our name and the making of statements with respect to us under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

     In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          CLEARY, GOTTLIEB, STEEN & HAMILTON

                                          By: /s/ James M. Peaslee
                                            ------------------------------------
                                                James M. Peaslee, a Partner